[Morgan, Lewis & Bockius LLP Letterhead]


April 28, 1999

The Penn Mutual Life Insurance Company
Philadelphia, PA 19172


Re: Penn Mutual Variable Life Account I (the "Separate Account")
    SEC Registration Statement on Form S-6 (File No. 33-54662)
    ------------------------------------------------------------

Dear Ladies and Gentleman:

We hereby consent to the reference of our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 8 to the above referred Registration Statement on Form S-6 under the Securities Act of 1933 on behalf of the Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
--------------------------------
Morgan, Lewis & Bockius LLP